Exhibit 99.1

UNITED STATES OF AMERICA

BEFORE THE

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

WASHINGTON, D.C.

Written Agreement by and among SANTANDER HOLDINGS USA, INC. Boston, Massachusetts SANTANDER CONSUMER USA INC. Dallas, Texas and FEDERAL RESERVE BANK OF BOSTON Boston, Massachusetts	Docket Nos.	16-30-WA/RB-HC 16-30-WA/RB-DEO

WHEREAS, Santander Holdings USA, Inc., Boston, Massachusetts (“Santander Holdings”) is a registered bank holding company that owns and controls an insured depository institution in the United States and various nonbank subsidiaries;

WHEREAS, Santander Consumer USA Inc., Dallas, Texas, (“SC”) is a nonbank subsidiary that is majority-owned by Santander Holdings;

WHEREAS, Santander Holdings has adopted a firmwide risk management program designed to identify and manage risks across the consolidated organization, including compliance risks at SC;

WHEREAS, following inspections of Santander Holdings conducted by the Federal Reserve Bank of Boston (the “Reserve Bank”) in 2015, Santander Holdings and the Reserve Bank entered into a Written Agreement, dated July 2, 2015 (the “2015 Written Agreement”);

WHEREAS, in the 2015 Written Agreement, Santander Holdings agreed that (i) the board of directors of Santander Holdings would submit a written plan acceptable to the Reserve Bank to strengthen board oversight of the management and operations of the consolidated organization, and (ii) Santander Holdings would submit a written plan acceptable to the Reserve Bank to enhance the firmwide risk management program;

WHEREAS, Santander Holdings has begun to take, but has not yet completed, all necessary actions to comply with the 2015 Written Agreement;

WHEREAS, the Reserve Bank has identified deficiencies in SC’s compliance risk management program, including, but not limited, to deficiencies in SC’s consumer compliance risk management program;

WHEREAS, other federal and state authorities have cited violations of certain federal and state consumer compliance laws and regulations by SC;

WHEREAS, it is the common goal of Santander Holdings, SC, and the Reserve Bank that SC complies with all applicable federal and state laws, rules, and regulations, including consumer compliance laws and regulations;

WHEREAS, Santander Holdings, SC and the Reserve Bank have mutually agreed to enter into this Written Agreement (the “Agreement”); and

WHEREAS, on March 15, 2017, the board of directors of Santander Holdings and on March 16, 2017, the board of directors of SC, at duly constituted meetings, adopted resolutions authorizing and directing Scott Powell and Jason Kulas to enter into this Agreement on behalf of Santander Holdings and SC, respectively, and consenting to compliance with each and every applicable provision of this Agreement by Santander Holdings and SC.

NOW, THEREFORE, the Reserve Bank, Santander Holdings, and SC agree as follows:

Santander Holdings Board Oversight

1.    Within 60 days of this Agreement, the board of directors of Santander Holdings shall submit a written plan to strengthen board oversight of the management and operations of SC acceptable to the Reserve Bank. The plan shall, at a minimum, address, consider, and include:

(a)    measures to oversee compliance by SC’s board of directors and senior management with this Agreement; and

(b)    the allocation of adequate resources to ensure SC’s compliance with this Agreement and applicable consumer compliance laws and regulations.

SC Board Oversight

2.    Within 60 days of this Agreement, the board of directors of SC shall submit a written plan to strengthen board oversight of SC’s risk management program acceptable to the Reserve Bank. The plan shall, at a minimum, address, consider and include:

(a)    actions that the board of directors will take to maintain effective control over, and supervision of, SC’s compliance risk management program;

(b)    the structure of the board’s oversight of SC’s compliance risk management program, including:

(i)    a description of the committee and officer positions responsible for oversight of the compliance risk management program;

(ii) a description of the duties and responsibilities of each committee and officer;

(iii)    reporting lines: (A) from any SC subsidiaries to SC, (B) within SC; and (C) from SC to Santander Holdings; and

(iv)    clearly articulated escalation procedures in order to improve transparency and accountability around compliance risk processes, and to ensure the board’s attention to ongoing and emerging compliance risks;

(c)    the responsibility of the board of directors in approving compliance risk management policies and procedures related to SC’s material business lines and operations and monitoring management’s adherence to approved policies and procedures;

(d)    a description of the information and reports regarding compliance risk management that will be regularly reviewed by the board of directors in the oversight of the operations and management of SC and any of its subsidiaries;

(e)    the designation of one or more qualified and experienced individuals to manage and oversee the development and implementation of the remedial actions required by this Agreement; and

(f)    a formal project plan, including milestones, timetables, success measures, and adequate funding for personnel and other resources, to ensure development and implementation of the remedial actions required by this Agreement.

SC Senior Management Oversight

3.    Within 60 days of this Agreement, SC shall submit a written plan to strengthen senior management oversight of SC’s risk management program acceptable to the Reserve Bank. The plan shall, at a minimum, address, consider and include:

(a)    the structure of senior management’s oversight of SC’s compliance risk management program, including:

(i)    a description of the roles and responsibilities of individuals who assess compliance risk; and

(ii)    clearly articulated escalation procedures in order to improve transparency and accountability around compliance risk processes, and to ensure senior management’s attention to ongoing and emerging compliance risks;

(b)    the responsibility of senior management in developing, for SC’s board of director’s approval, compliance risk management policies and procedures for SC’s material business lines;

(c)    measures to ensure adherence to approved compliance risk management policies, procedures, and applicable laws and regulations;

(d)    a description of the standards and factors used to assess compliance risk, including, but not limited to, those used to identify potential violations of consumer compliance laws and regulations;

(e)    a description of the information and reports regarding compliance risk management that will be regularly reviewed by senior management; and

(f)    enhancements to SC’s performance management processes to ensure that compensation and other incentives are consistent with risk management objectives and measurement standards, including, but not limited to, appropriate consequences for violations of SC’s compliance policies, violations of applicable laws and regulations, and adverse risk outcomes.

Compliance Risk Management Program

4.    Within 60 days of this Agreement, SC shall submit a written revised compliance risk management program acceptable to the Reserve Bank. The program shall, at a minimum, address, consider and include:

(a)    periodic comprehensive compliance risk assessments that identify products, services, and customer types to determine inherent and residual compliance risks, including, but not limited to, risks associated with applicable consumer compliance laws, regulations, and supervisory guidance;

(b)    enhanced written policies, procedures, and risk management standards to identify, assess, manage, and monitor compliance risk exposures, including, but not limited to risks arising from noncompliance with applicable consumer compliance laws, regulations, and supervisory guidance;

(c)    consistency with supervisory guidance, including but not limited to, the Board of Governors of the Federal Reserve System (the “Board of Governors”) guidance entitled “Compliance Risk Management Programs and Oversight at Large Banking Organizations with Complex Compliance Profiles,” dated October 16, 2008 (SR 08-08/CA 08-11) and “Revised Examination Procedures for Servicemembers Civil Relief Act,” dated August 15, 2011 (CA 11- 6);

(d)    clearly defined roles and responsibilities for the compliance risk management function, including staffing levels and expertise required;

(e)    improvements to the information, reports, systems and data provided to SC’s senior management and board of directors, and to Santander Holdings, concerning compliance risks and the effectiveness and functioning of the compliance risk management program, including, but not limited to, timely, accurate, and comprehensive information regarding violations of consumer compliance laws and regulations, and all related control weaknesses; and

(f)    a revised code of conduct for employees that establishes rules and procedures governing, among other matters, (i) the need to comply with applicable consumer compliance laws, regulations, and supervisory guidance, and (ii) compliance reporting process for employees to report known or suspected violations of SC compliance policies and consumer compliance laws, regulations, and supervisory guidance.

Corporate Audit

5.    Within 60 days of this Agreement, Santander Holdings shall submit written revisions to Santander Holding’s firmwide internal audit program with respect to auditing SC’s compliance risk management program acceptable to the Reserve Bank. The revised program shall, at a minimum, provide for:

(a)    an effective validation and testing process to assess the actions taken by SC to comply with this Agreement, and

(b)    regular assessments of SC’s compliance with applicable consumer compliance laws and regulations.

Progress Reports

6.    Within 30 days of the end of each calendar quarter following the date of this Agreement, the boards of directors of Santander Holdings and SC or authorized committees thereof shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with this Agreement, a timetable and schedule to implement specific remedial actions to be taken, and the results thereof.

Approval and Implementation

7.    (a) Santander Holdings and SC, as applicable, shall submit written plans and programs that are acceptable to the Reserve Bank within the applicable time period set forth in paragraphs 1, 2, 3, 4, and 5 of this Agreement. Each plan or program shall contain a timeline for full implementation of the plan or program with specific deadlines for completion of each component of the plan or program.

(b)    Within 10 days of written approval by the Reserve Bank, Santander Holdings or SC, as applicable, shall adopt the approved plans and programs. Upon adoption, Santander Holdings or SC, as applicable, shall implement the approved plans and program and thereafter fully comply with them.

(c)    During the term of this Agreement, the approved plans and programs shall not be amended or rescinded without the prior written approval of the Reserve Bank.

Communications

8. All communications regarding this Agreement shall be sent to:

(a)	Ms. Theresa J. Barry

Vice President

Federal Reserve Bank of Boston

600 Atlantic Avenue

Boston, Massachusetts 02210

(b)	Mr. Scott Powell

Chief Executive Officer

Santander Holdings USA, Inc.

75 State Street

Boston, Massachusetts 02109

(c)	Mr. Jason Kulas

Chief Executive Officer

Santander Consumer USA, Inc.

1601 Elm Street

Dallas, Texas 75201

Miscellaneous

9.    The provisions of this Agreement shall be binding upon Santander Holdings, SC and their institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the FDI Act (12 U.S.C. §§ 1813(u) and 1818(b)(3)), in their capacities as such, and their successors and assigns.

10.    Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank.

11.    This Agreement does not supersede the Written Agreement entered into by Santander Holdings with the Reserve Bank, dated September 15, 2014, or the 2015 Written Agreement.

12.    The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state agency from taking any other action affecting Santander Holdings, SC, either of their subsidiaries, or any of their current or former institution-affiliated parties and their successors and assigns.

13.    Pursuant to section 50 of the FDI Act (12 U.S.C. § 1831aa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 21st day of March 2017.

SANTANDER HOLDINGS USA, INC.		FEDERAL RESERVE BANK OF BOSTON

By:	/s/ Scott Powell	By:	/s/ James T. Nolan
	Scott Powell		James T. Nolan
	Chief Executive Officer		Executive Vice President

SANTANDER CONSUMER USA INC.

By:	/s/ Jason Kulas
Jason Kulas
Chief Executive Officer